Exhibit (24)(a)

CERTIFICATE

I, Martin S. Wagner, Assistant Secretary of Xerox Corporation, a New York corporation (the “Company”), Secretary of Intelligent Electronics, Inc., a Pennsylvania corporation (“IE”) and Secretary of Xerox International Joint Marketing, Inc., a Delaware corporation (“XIJM”), DO HEREBY CERTIFY that: (1) Exhibit A is a true and correct copy of a resolution duly adopted at a meeting of the Board of Directors of the Company duly held and convened on December 10, 2003, at which meeting a duly constituted quorum of the Board of Directors was present and acting throughout and that such resolution has not been modified, rescinded or revoked and is at present in full force and effect; (2) Exhibit B is a true and correct copy of a resolution duly adopted by unanimous written consent of the Board of Directors of IE and that such resolution has not been modified, rescinded or revoked and is at present in full force and effect; and (3) Exhibit C is a true and correct copy of a resolution duly adopted by unanimous written consent of the Board of Directors of XIJM and that such resolution has not been modified, rescinded or revoked and is at present in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 30th day of December 2003.

/s/ MARTIN S. WAGNER

MARTIN S. WAGNER

ASSISTANT SECRETARY

FOR XEROX CORPORATION,

SECRETARY FOR EACH OF

INTELLIGENT ELECTRONICS, INC.

AND XEROX INTERNATIONAL JOINT

MARKETING, INC.

Exhibit A

RESOLVED: that each officer and director of the Company who may be required to execute the Registration Statements or any amendment thereto (whether on behalf of the Company or as an officer or director thereof) be and hereby is authorized to execute a power of attorney appointing L. A. Zimmerman, R. L. Seegal, D. H. Marshall and S. K. Lee, and each of them, as true and lawful attorneys and agents to execute in his or her name, place and stead (in any such capacity) the Registration Statements and any and all amendments thereto, and any and all documents in connection therewith, and to file the same, in electronic or paper form, with the SEC, each of said attorneys and agents to have power to act with or without the other and to have the full power and authority to do and perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer and director might or could do in person.

Exhibit B

RESOLVED, that each officer and director of the Company who may be required to execute the Registration Statements or any amendment thereto (whether on behalf of the Company or as an officer or director thereof) be and hereby is authorized to execute a power of attorney appointing L. A. Zimmerman, R. L. Seegal, S. K. Lee and D. H. Marshall, and each of them, as true and lawful attorneys and agents to execute in his or her name, place and stead (in any such capacity) the Registration Statements and any and all amendments thereto, and any and all documents in connection therewith, and to file the same, in electronic or paper form, with the SEC, each of said attorneys and agents to have power to act with or without the other and to have the full power and authority to do and perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer and director might or could do in person.

Exhibit C

RESOLVED, that each officer and director of the Company who may be required to execute the Registration Statements or any amendment thereto (whether on behalf of the Company or as an officer or director thereof) be and hereby is authorized to execute a power of attorney appointing L. A. Zimmerman, R. L. Seegal, S. K. Lee and D. H. Marshall, and each of them, as true and lawful attorneys and agents to execute in his or her name, place and stead (in any such capacity) the Registration Statements and any and all amendments thereto, and any and all documents in connection therewith, and to file the same, in electronic or paper form, with the SEC, each of said attorneys and agents to have power to act with or without the other and to have the full power and authority to do and perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer and director might or could do in person.